Exhibit 99.2
FINANCIAL STATEMENTS
Athlete’s Foot Brands, LLC
For the years ended December 31, 2005 and December 25, 2004

Athlete’s Foot Brands, LLC
Financial Statements
As of December 31, 2005 and December 25, 2004 and for the years then ended

Report of Independent Auditors
The Board of Directors
Athlete’s Foot Brands, LLC
We have audited the accompanying balance sheets of Athlete’s Foot Brands, LLC as of December 31, 2005 and December 25, 2004 and the related statements of income (loss), equity (deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Athlete’s Foot Brands, LLC at December 31, 2005 and December 25, 2004, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.
March 30, 2006

Athlete’s Foot Brands, LLC
Balance Sheets

	December 31,	December 25,
	2005	2004
Assets
Current assets:
Cash	$2,777,536	$1,776,776
Accounts receivable, less allowance for doubtful accounts of $475,696 and $1,615,000, respectively	1,781,053	1,577,536
Other current assets	10,000	10,000

Total current assets	4,568,589	3,364,312

Goodwill	3,237,100	3,237,100
Other intangible assets, net of amortization of $2,987,388 and $1,493,720, respectively
Trademarks	7,213,500	7,729,200
Franchise agreements	14,759,112	15,681,480
License agreements	224,000	279,600
Receivable from parent	2,472,278	234,526
Restricted cash	3,300,000	3,300,000

Total assets	$35,774,579	$33,826,218

Liabilites and equity (deficit)
Current liabilities:
Accrued expenses and other liabilities	$2,384,540	$2,428,253
Due to affiliates	1,309,236	804,280
Deferred franchise fees	587,455	477,436
Current portion of notes payable	3,683,656	—

Total current liabilities	7,964,887	3,709,969

Long term portion of notes payable	26,805,662	55,015,815
Capitalized interest on long-term debt	—	2,467,591
Other long-term liabilities	30,700	30,700

Equity (deficit):
Common stock, no par value; 100,000 shares authorized, issued and outstanding	—	—
Additional paid-in capital	—	509,050
Equity (deficit)	973,330	(27,906,907)

Total equity (deficit)	973,330	(27,397,857)

Total liabilites and equity (deficit)	$35,774,579	$33,826,218

See accompanying notes.

Athlete’s Foot Brands, LLC
Statements of Income (Loss)
Years Ended

	Years Ended
	December 31,	December 25,
	2005	2004
Revenues:
Franchise royalties and fees	$9,241,858	$11,201,953

Costs and expenses:
Selling, general and administrative expenses:
Management fees	2,516,116	3,274,655
Bad debt expense	177,563	1,471,985
Other	689,195	514,533

	3,382,874	5,261,173
Amortization	1,493,668	1,493,720

Revenues in excess of costs and expenses and amortization	4,365,316	4,447,060

Write down of other intangible assets	—	(26,135,000)
Gain on extinguishment of debt	31,463,817	—

Income (loss) from operations	35,829,133	(21,687,940)

Other expense (income):
Interest income	(79,027)	(15,672)
Other income	(7,183)	—
Interest expense	7,354,865	6,027,713
Foreign taxes	189,291	206,926

Net income (loss)	$28,371,187	$(27,906,907)

See accompanying notes.

Athlete’s Foot Brands, LLC
Statements of Equity (Deficit)
Years Ended

		Additional
	Common	Paid-in	Equity
	Stock	Capital	(Deficit)	Total

Balance, December 27, 2003	$—	$509,050	$—	$509,050
Net loss	—	—	(27,906,907)	(27,906,907)

Balance December 25, 2004	—	509,050	(27,906,907)	(27,397,857)
Net income	—	—	28,371,187	28,371,187
Transfer	—	(509,050)	509,050	—

Balance, December 31, 2005	$—	$—	$973,330	$973,330

See accompanying notes.

Athlete’s Foot Brands, LLC
Statements of Cash Flows

	Years Ended
	December 31,	December 25,
	2005	2004
Operating activities
Net income (loss)	$28,371,187	$(27,906,907)
Adjustments:
Amortization	1,493,668	1,493,720
Write down of other intangible assets	—	26,135,000
Gain on extinguishment of debt	(31,463,817)	—
Accretion of note payable	53,419	53,409
Capitalization of interest on long-term debt	4,416,310	2,467,591
Changes in operating assets and liabilities:
Accounts receivable	(203,517)	1,659,583
Other assets	—	3,000
Accrued expenses and other liabilities	(43,713)	(966,125)
Due to affiliates	504,956	50,864
Deferred franchise fees	110,019	(188,246)

Total adjustments	(25,132,675)	30,708,796

Net cash provided by operating activities	3,238,512	2,801,889

Financing activities
Payments on long-term debt	—	(3,336,796)
Due from parent	(2,237,752)	(234,526)

Net cash used by financing activities	(2,237,752)	(3,571,322)

Net increase (decrease) in cash	1,000,760	(769,433)

Cash at the beginning of the year	1,776,776	2,546,209

Cash at the end of the year	$2,777,536	$1,776,776

Cash paid for interest	$2,341,200	$2,617,009

See accompanying notes.

Athlete’s Foot Brands, LLC
Notes to Financial Statements
1. Business and Organization
Basis of Presentation
Athlete’s Foot Brands, LLC (“Brands”) was formed as a bankruptcy remote Delaware corporation on July 25, 2003 and is a wholly-owned subsidiary of Athlete’s Foot Marketing Associates, LLC (“AFMA”).
On August 25, 2003, as part of a $33 million private financing transaction (the “Securitization Transaction”), AFMA, the parent of Brands, contributed all of its rights in its trademarks, service marks, trade dress and other intellectual property and its interests in all existing franchise and license agreements to which it was a party in exchange for all of the capital stock of Brands. At the same time, AFMA entered into a management agreement with Brands under which AFMA agreed to provide all of the franchise sales, marketing, administration, training and support services that Brands is required to provide to its franchise owners for the operation of retail stores operating under “The Athlete’s Foot®” trademark and selling athletic footwear, soft goods and accessories.
On December 27, 2003, AFMA was acquired by Marketing Acquisition Corp., a Delaware corporation (“MAC”), pursuant to the terms and conditions of a Put and Purchase Agreement, by and between MAC and MFD, Inc., formerly known as The Athlete’s Foot Group, Inc., a Delaware corporation (“MFD”), which is ultimately a wholly-owned subsidiary of Rallye, S.A. of France. The aggregate purchase price was $60,672,475, consisting of cash of $1,100,000 paid to MFD, the issuance of a Note to Rallye with a fair value of $26,940,000 and the assumption of a long-term obligation of $32,632,475. The purchase price and related debt as it relates to Brands was “pushed down” on the balance sheet on December 27, 2003 and retained earnings at that date was eliminated since there was a complete change in control.
On December 9, 2004, The Athlete’s Foot Stores, LLC (“Stores”), a company controlled by Stores Acquisition, LLC, a related party, which operated 124 stores of Brands’ franchised stores, filed for protection under Chapter 11 of the Federal Bankruptcy Code. A portion of the stores open at the time of the Chapter 11 filing were closed immediately. The remaining stores operated for various periods of time in early 2005. Of the remaining stores, 32 were sold to new and existing franchisees and as a result, Brands will be receiving ongoing royalty fees beginning in 2005 from those 32 stores. The intangible assets were revalued as of this date and were written down at December 31, 2004 as a result of the Chapter 11 filing (See Note 2).

Athlete’s Foot Brands, LLC
Notes to Financial Statements
1. Basis of Presentation (Continued)
Description of Business
Brands is privately owned, headquartered in Norcross, Georgia, and is a franchisor of athletic footwear retail stores which include 624 stores in 43 countries at December 31, 2005.
2. Summary of Significant Accounting Policies
Fiscal Year
The year ended December 25, 2004 included 52 weeks of operations. In 2005, in connection with its conversion from an S corporation to a limited liability company, Brands adopted a December 31 year end and changed its name to Athlete’s Foot Brands, LLC.
Accounts Receivable
Accounts receivable consist of amounts management expects to collect from franchisees for royalties and franchise fees, net of allowance of doubtful accounts of $475,696 and $1,615,000 at December 31, 2005 and December 25, 2004, respectively. Management provides a reserve for probable uncollectible amounts based on its assessment of individual accounts. Accounts receivable are not collateralized.
Allocated Expenses
Brands’ U.S. headquarters does not have office space or furniture and equipment of its own. Administrative and support services are provided by AFMA. Expenses are allocated to the Company under guidelines documented in the Securitization Transaction.
Cash
Brands maintains cash balances with financial institutions, which at times may be in excess of the FDIC insurance limit.

Athlete’s Foot Brands, LLC
Notes to Financial Statements
2. Summary of Significant Accounting Policies (continued)
Restricted Cash
On August 25, 2003, Brands completed a $33,000,000 asset backed private Securitization Transaction. As part of the Securitization Transaction, ten percent of the original loan proceeds are required to be allocated to fund a liquidity reserve. The liquidity reserve can be utilized at the direction of the Trustee to make debt service payments, should royalty and initial franchise fee cash flows be inadequate to make scheduled debt payments. If funds from the liquidity reserve are used to make debt payments, the reserve will be replenished through future royalty and initial franchise fee cash flows. The balance of the liquidity reserve is held by the Trustee and can be utilized by the Trustee as described in Note 3. The restricted cash balance of the reserve at December 31, 2005 and December 25, 2004 was $3,300,000.
Goodwill and Other Intangible Assets
Goodwill and other intangible assets including trademarks, franchise agreements and license agreements, represent costs capitalized in connection with the management acquisition of Brands. Goodwill and other intangible assets are accounted for under Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Goodwill is not amortized but is tested for impairment at least annually.
Other intangible assets consist of the following:

			Estimated
	2005	2004	Useful Lives
Trademarks	$8,244,000	$8,244,000	16 Years
Franchise agreements	16,604,000	16,604,000	18 Years
License agreements	336,000	336,000	6 Years

	25,184,000	25,184,000
Accumulated amortization	(2,987,388)	(1,493,720)

Other intangible assets, net	$22,196,612	$23,690,280

As a result of Stores filing for protection under Chapter 11 of the Federal Bankruptcy Code on December 9, 2004, goodwill and other intangible assets were evaluated at December 25, 2004 for impairment.

Athlete’s Foot Brands, LLC
Notes to Financial Statements
2. Summary of Significant Accounting Policies (continued)
The changes and carrying amount of other intangibles were as follows:

Gross carrying amount as of December 27, 2003	$51,319,000
Writedown of trademarks	(3,876,000)
Writedown of franchise agreements	(22,199,000)
Writedown of license agreements	(60,000)

25,184,000
Amortization	(1,493,720)

Balance, net as of December 25, 2004	$23,690,280
Amortization	(1,493,668)

Balance, net as of December 31, 2005	$22,196,612

Amortization expense of the intangibles is anticipated to be $1,494,000 per year from 2006 through 2009 and $1,438,000 in 2010.
Revenues
Franchise and licensing fee income is recognized when all initial services are substantially performed, which is considered to be upon the opening of the applicable franchisee’s store. Royalties from franchise operations are recorded as franchise revenues as the fees are earned and become receivable from the franchisee.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Income Taxes
Brands is a limited liability company at December 31, 2005 and was an S corporation at December 25, 2004. Its results are included in the consolidated federal and state income tax

Athlete’s Foot Brands, LLC
Notes to Financial Statements
2. Summary of Significant Accounting Policies (continued)
returns of AFMA. Accordingly, no federal or state income tax expense has been recorded in these statements.
3. Notes Payable
Notes payable at December 25, 2004 consisted of the remaining obligations of both the $33,000,000 under the Securitization transaction and $26,995,000 related to the acquisition transaction. During 2005, $31,463,817, the outstanding balance of principal and capitalized interest related to the acquisition note was forgiven.
Brands completed a $33 million asset backed Securitization Transaction on August 25, 2003 in a private placement. The note payable accrues interest at a rate of 8% per annum. In addition, in connection with the Securitization Transaction, the holder of the note received a 10% participation interest in MAC. Beginning October 10, 2003, Brands was required to make quarterly principal and interest payments.
The 10-year note payable matures on August 10, 2013, with all unpaid principal and accrued interest due on that date. The note payable also provides for a seven-year repayment option. As noted in Note 2, a $3.3 million liquidity reserve has been established in the event that Brands’ royalty and initial franchise fee cash flows are inadequate to make scheduled debt payments. In January 2005, an amendment to the note payable was signed which deferred the principal payments due for one year. The principal and interest payments from 2006 forward were recalculated and the interest on the note payable balance during the 2005 period for which no payments will be made plus a 4% premium was capitalized and will be repaid over the original note period beginning in 2006. The outstanding balance of the note at December 31, 2005 was $30,489,317, including the capitalized interest, and $29,264,920 at December 25, 2004.
The note payable is collateralized by a first priority, perfected pledge and security interest in substantially all of Brands’ current and future assets. The note payable contains various covenants, the most restrictive of which is to maintain a debt service coverage ratio of 1.25 to 1 or less. At December 31, 2005, the Company was in compliance with these covenants or appropriate waivers or amendments have been obtained.
Upon the transfer of the trademarks and all rights under the trademarks, including all of the existing franchise agreements, as well as completing the asset-backed Securitization Transaction Brands entered into a Trustee Agreement with Wilmington Trust Company (the “Trustee”)

Athlete’s Foot Brands, LLC
Notes to Financial Statements
3. Notes Payable (Continued)
providing for the Trustee to collect all current and future franchise royalty payments, franchise fee payments and license payment for the benefit of Brands. On the payment date of each quarter, the Trustee disburses collected funds from the previous quarter, on a priority basis as follows: to a lender (interest on notes plus principal payment (10 years) and principal payment (7 years)), to a broker (residual interest payment for deferred loan costs), to the Trustee (Trustee fee), to a backup manager (backup manager fee), to a servicer (base and secondary servicer’s fee), to a manager (management fee, management reimbursement amount, and manager’s costs), and to Brands (excess available funds).
AFMA financed the acquisition transaction with a note payable to MAC. MAC had a corresponding subordinated note payable to MFD (“MAC Note”) with a carrying value of $26.7 million and a stated amount of $27.5 million. The MAC Note was due over 10 years with interest at 11.5%, except that the first $500,000 of interest was permanently waived. Interest payments are due quarterly except that during the first 2 years, interest will not be paid and will be added to the principal amount of the MAC Note. During 2005 and 2004, approximately $2,735,439 and $2,467,591, respectively, of interest related to the MAC Note was capitalized. During 2004 additional interest was waived in an amount equal to advances made by the Company to Stores prior to the first anniversary date of the MAC Note up to an aggregate principal amount of $2,700,000. During 2004 $782,085 of interest payments were waived as a result of advances made by the Company to Stores under this provision.
On December 31, 2005, an assignment agreement was made between MFD, Inc. and MAC under which MAC transferred a preferred equity interest in AFMA with a liquidation preference of $32,954,800 and a dividend rate of 11.5% in consideration for the cancellation of all obligations under the promissory note and the accrued interest payable under the note as of December 31, 2005.
In connection with the sale in 2003, MFD received an option extending for 10 years to repurchase 19% of the stock of MAC in the event of an initial public offering, sale of AFMA or other liquidity event. At the end of 10 years, MAC must repurchase the option from MFD at fair market value at the time of repurchase less the option price of which $30,700 has been recorded on the balance sheet.

Athlete’s Foot Brands, LLC
Notes to Financial Statements
3. Notes Payable (Continued)
Aggregate maturities of long-term debt at December 31, 2005, are as follows:

Fiscal Year Ending In
2006	$3,683,656
2007	3,987,309
2008	4,315,992
2009	4,671,679
2010	5,056,871
2011	8,773,811

Total	$30,489,318

4. Accrued Expenses and Other Liabilities
A summary of accrued expenses and other liabilities is as follows:

	2005	2004
Interest	$1,529,054	$1,869,853
Fees related to loan	346,656	512,400
Accrued legal fees	508,830	46,000

Total	$2,384,540	$2,428,253

5. Related Party Transactions
Selling, general and administrative expenses in 2005 consisted of charges from AFMA. Approximately $2,472,000 and $235,000 was due from AFMA at December 31, 2005 and December 25, 2004, respectively, and is classified as a non current asset. In addition, amounts totaling $1,285,000 and $559,000, respectively are owed to Athlete’s Foot Marketing Europe and $30,000 and $245,000, respectively were owed to Marketing Support Fund, LLC, subsidiaries of AFMA, respectively, as of December 31, 2005 and December 25, 2004.
Franchise royalties in 2004 included $3,297,150 from corporate stores owned by Stores. At December 25, 2004 amounts due from corporate stores owned by Stores were fully reserved (See Note 1).

Athlete’s Foot Brands, LLC
Notes to Financial Statements
6. Franchise Information
The Company’s franchisees operate principally under the name “The Athlete’s Foot.” The following summarizes the significant changes related to the stores during the current year:

	2005	2004
Franchises open beginning of year	700	713
Franchises opened during the year:
Domestic franchises	56	1
International franchises	41	90

Franchises closed during the year:
Domestic franchises	29	36
Corporate owned franchises	116	—
International franchisees	28	68

Franchises open end of year	624	700

The above franchise totals include 116 franchise stores operated by Stores of which 84 were closed in 2005 and 32 of which were purchased by new and existing franchisees.
7. Prior period adjustment and reclassification
The 2004 amounts receivable from the parent and due to affiliates were both overstated by approximately $669,000. As such, the December 31, 2004 financial statements have been restated to reflect the corrected amounts. In addition, the receivable from parent has been reclassified to non current assets as it arises in the ordinary course of business.